                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between
W. Scot Lloyd (the "Executive") and Pinnacle Holdings, Inc., a Delaware
corporation (the "Company") on November 25, 2002.

         WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

         Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as Executive Vice President, Sales and Marketing ("EVP") of the Company. The Executive shall have all the duties, responsibilities and authority normally performed by an executive vice president and shall render services consistent with such position on the terms set forth herein and shall report to the Board of Directors of the Company (the "Board").
The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of vacation and sick leave, to which he is entitled, and shall not engage in activities that substantially interfere with such performance.

         Section 2. TERM OF AGREEMENT. The term of this Agreement (the "Term")
shall commence on December 2, 2002 (the "Commencement Date") and shall continue, unless terminated pursuant to Section 5 below, through the first (lst)
anniversary of the Commencement Date. Thereafter on each anniversary of the
Commencement Date, this Agreement shall be automatically extended by an additional year, unless the Executive or the Company shall provide to the other a notice of nonrenewal prior to sixty (60) days before such anniversary of the
Commencement Date.

         Section 3. LOCATION. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's offices located in the Sarasota, Florida, except for required travel for the Company's business.

         Section 4. COMPENSATION.

                    (a) BASE SALARY. Effective as of the Commencement Date, for
all services rendered by the Executive hereunder, the Company shall pay the
Executive a base salary ("Base Salary") at an initial rate of $200,000 per year, payable on a bi-weekly basis, less all applicable holdings and deductions required under applicable law.

                    (b) BONUS.

                       (i) ANNUAL BONUS. The Executive shall have the
         opportunity to earn a bonus ("Annual Bonus") for each calendar year in which the Executive is employed by the Company. The target Annual Bonus shall be fifty percent (50%) of Base Salary with an opportunity to earn up to one hundred percent (100%) of annual salary. Fifty percent (50%)
         of the Annual Bonus shall be based on revenue generation objective, the goals of which are to be determined by mutual agreement of the Company and the Executive within thirty (30) days of the Commencement Date. The remaining fifty percent (50%) will be based on general management and operational goals to be determined by mutual agreement of the Company and the Executive within thirty (30) days of the Commencement Date.
         Notwithstanding the foregoing, $50,000 of the Annual Bonus shall be guaranteed and payable by the Company to the Executive regardless of whether any goals are attained.

                       (ii) SIGNING BONUS. The Company shall pay the Executive
         an additional one-time signing bonus in the amount of $50,000 if the
         Executive commences employment pursuant to the terms of this Agreement on or prior to December 2, 2002. Such signing bonus shall be payable to the Executive upon his commencement of employment on December 2, 2002, provided, however, that in the event that the Executive's employment is terminated at any time prior to December 2, 2003 for any reason other than a termination by the Company for any reason other than Cause (as defined below), then the Executive shall be obligated to repay to the
         Company such $50,000 signing bonus.

                    (c) EQUITY PARTICIPATION. Executive shall be granted an
option to purchase that number of shares of common stock of the Company (the
"Shares") representing one percent (1%) of the total equity capitalization of the Company as of the date hereof (the "Option") with one half of the Shares underlying the Option having an Exercise Price per Share of $10 (the "$10
Shares") and one half of the Shares underlying the Option having an Exercise
Price of $20 (the "$20 Shares, and together with the $10 Shares, the "Option
Shares"). The Option shall become vested and exercisable over a three-year period with one-third of the $10 Shares and one-third of the $20 Shares vesting on the 1st anniversary of the Commencement Date and the remaining Shares becoming vested ratably and equally with respect to the $10 Shares and the $20
Shares each month over the following twenty-four months. The Option shall be governed by the terms of the option agreement to be entered into by and between the Executive and the Company, a copy of which is attached as Annex A hereto. In the event the Company consummates an underwritten public offering of Company common stock, pursuant to an effective registration statement filed under the
Securities Act of 1933, as amended, at any time during the Executive's employment with the Company, the Executive shall be entitled to have his Shares treated the same as shares of Company common stock held by other senior executive officers of the Company with respect to registration rights relating to the Shares.

                    (d) FRINGE BENEFITS. The Executive shall be entitled to
participate in each fringe, welfare and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its senior executive officers from time to time, including medical and dental plans, disability insurance, 401(k) plans or other retirement benefits provided to executive employees.

         Section 5. TERMINATION.

                    (a) DEATH. Should employment terminate because of the death of the Executive, this Agreement shall terminate and the Company shall have no further obligations to the Executive or his estate under this Agreement except for the payment of any accrued and owing Base Salary and pro rata Annual Bonus.

                    (b) DISABILITY. If, during the Term, the Executive should
become Disabled (as hereinafter defined), the Company shall have the right to terminate this Agreement and the Executive's employment with the Company and thereafter the Company shall have no further obligations to the Executive or his estate under this Agreement. For purposes hereof, Executive shall be considered
"Disabled" if: (i) the Executive is entitled to benefits under any long-term disability income plan applicable to the Executive; or (ii) the Executive's physical and/or mental condition is such that the Executive is unable, with reasonable accommodation, to perform those duties the Executive would otherwise be expected to continue to perform as an executive of the Company, and the
Executive's non-performance of such duties can reasonably be expected to continue or does continue for not less than four (4) months. Upon termination under this section, the Executive shall be entitled to COBRA continuation of medical benefits at his expense and/or, to the extent permitted, conversion of any life and disability insurance policies at his own expense.

                    (c) BY THE COMPANY FOR CAUSE. The Company may terminate the
Executive's employment and this Agreement for Cause (as defined below) at any time upon written notice to Executive. In the event the Executive is terminated for Cause, the Company shall pay the Executive his Base Salary through the date of such notice and thereafter the Company's obligations under this Agreement shall terminate. "Cause" shall mean: (i) the Executive's willful breach or habitual neglect of the Executive's obligations under this Agreement; (ii) the
Executive's willful failure or refusal to comply with lawful directives of the
Company's Board of Directors; (iii) the Executive's conviction of a felony or other crime involving moral turpitude; (iv) fraud or embezzlement involving assets of the Company or other material misappropriation of the Company's assets or funds; or (v) the Executive's breach of any of the representations, warranties and covenants contained in this Agreement or a final order from a court of competent jurisdiction precluding the Executive from performing his duties hereunder pursuant to Section 7(b) of this Agreement.

                    (d) SEVERANCE. Upon termination of this Agreement by the
Company for any reason other than for Cause, (a "Termination"), then (i) the
Executive shall be entitled to receive payment of any accrued and owing Base
Salary for the applicable period, (ii) a lump sum payment equal to one year's
Base Salary at its then

current rate and (iii) all outstanding Options, (a) if a Termination occurs prior to the first (1st) anniversary of the Commencement Date, then all outstanding Options shall be exercisable only to the extent such Options are vested and exercisable on the date of Termination; and (b) a Termination occurs at any time after the first (1st) anniversary of the Commencement Date, then fifty percent (50%) of all outstanding options that remain unvested as of the date of Termination shall become automatically vested and exercisable and may be exercised pursuant to the terms of the Option Agreement governing such outstanding options.

         Section 6. CONFIDENTIALITY; NON-SOLICITATION.

                    (a) CONFIDENTIALITY. "Confidential Information" shall mean non-public information about the Company and its parents, subsidiaries or affiliates, and their respective clients and customers that is not disclosed by the Company or its parents, subsidiaries or affiliates for financial reporting purposes and that was learned by the Executive in the course of his employment with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information.

                       (i) The Executive acknowledges that in his employment
         with the Company, he will occupy a position of trust and confidence.
         The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by the Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.

                       (ii) The Executive acknowledges that all Confidential
         Information is specialized, unique in nature and of great value to the
         Company and its parents, subsidiaries or affiliates, and that such
         Confidential Information gives the Company and its parents, subsidiaries or affiliates a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information
         (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its parents, subsidiaries or affiliates or prepared by the Executive during the term of his employment by the
         Company, but excluding documents relating to the Executive's own compensation and benefits.

                    (b) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the
Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination, the Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the
Company or any of its parents, subsidiaries or affiliates to divert their business to any business,

individual, partner, firm, corporation or other entity that is then a direct competitor of the Company or its parents, subsidiaries or affiliates (each such competitor, a "Competitor of the Company").

                    (c) NON-SOLICITATION OF EMPLOYEES.

                       (i) The Executive recognizes that he will possess
         confidential information about other employees of the Company and its parents, subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company and its subsidiaries or their affiliates.

                       (ii) The Executive recognizes that the information he
         will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries in developing their business and in securing and retaining customers, and will be acquired by him because of his business position with the Company.

                       (iii) The Executive agrees that, during the Executive's
         employment with the Company and during the one (1) year period commencing on the Date of Termination he will not, directly or indirectly, solicit or recruit any employee of the Company or its parents, subsidiaries or affiliates for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company and its parents, subsidiaries or affiliates to any other person.

                    (d) SURVIVAL OF PROVISIONS. The obligations contained in
this Section shall survive the termination or expiration of the Executive's employment or this Agreement with the Company to the extent necessary for their enforcement and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of the state, it is the intention of the Parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of the state.

         Section 7. NO VIOLATION OF THIRD-PARTY RIGHTS.

                    (a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

                       (i) is not a party to any agreements with third parties
         that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

                       (ii) is in compliance with any and all valid obligations
         which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

                    (b) If the Executive is in breach of any of the foregoing
representations, warranties and covenants or a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the Executive from performing his duties hereunder, the Company shall be entitled to terminate this Agreement for
Cause.

         Section 8. RELOCATION EXPENSES. The Company shall reimburse Executive for all reasonable expenses incurred as a result of relocating from Cary, North
Carolina to the Sarasota, Florida area, in an amount not to exceed Ten Thousand dollars ($10,000).

         Section 9. TEMPORARY HOUSING AND TRAVEL. The Company shall reimburse
Executive for all reasonable temporary living expenses incurred during the first six (6) months of the Term of this Agreement and agrees to reimburse Executive for expenses incurred while visiting his family on alternating weekends during such six (6) months. Upon expiration of the six (6) month period, this policy may be extended upon mutual agreement of the Company and the Executive.

         Section 10. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

         Section 11. OTC. All notices and offer communications under this
Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

                     (a) If to the Company:

                         Pinnacle Holdings, Inc.
                         301 North Cattlemen Road, Suite 2300
                         Sarasota, FL 34232
                         Facsimile; (941) 364-8761
                         Attn: General Counsel

                         If to the Executive:

                         Mr. W. Scot Lloyd
                         110 Lions Gate Drive
                         Cary, NC 27511

Either party may change such party's address for notices by notice duly given pursuant hereto.

         Section 12. DISPUTE RESOLUTION; ATTORNEYS' FEES. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, or the Executive's employment or termination by the Company shall be subject to binding arbitration before the American Arbitration
Association under its National Rules for the Resolution of Employment Disputes.
The Company agrees to pay all costs associated with arbitration, except that the parties shall pay for their own attorneys' fees and costs. The arbitrator shall permit the parties to engage in reasonable discovery measures, including depositions, document production, interrogatories, and any other discovery measures that the arbitrator may order. The arbitrator shall issue a written decision and shall have authority to award any and all damages to which the party would otherwise be entitled to under applicable law. Such decision shall be subject to limited review by a court of competent jurisdiction. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court or competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs to the extent not prohibited by law.

         Section 13. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

         Section 14. ENTIRE AGREEMENT. This Agreement is complete and embraces the entire understanding of and between the Parties. All prior understandings of or in connection with the subject matter contained herein, either oral or written, having been merged herein or canceled. The Executive acknowledges and agrees that no representations have been made by the Company except those expressly set forth herein.

         Section 15. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         Section 16. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign

or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         Section 17. SEVERABILITY. Except as provided in Section 5(d) hereof, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         Section 18. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the
Company, the terms of this Agreement shall control.

         Section 19. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                             COMPANY

                             /s/ Kevin Czinger
                             ------------------------------
                             By: Kevin. Czinger
                             Title: Member, Board of Directors of the Company

                             EXECUTIVE

                             /s/ W. Scott Lloyd
                             ------------------------------
                             W. Scot Lloyd